As filed with the Securities and Exchange Commission on April 5, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	2711 (Primary standard industrial classification code number)	38-3910250 (I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(212) 479-3160
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Cameron D. MacDougall, Esq.
Fortress Investment Group LLC
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(212) 479-1522

(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Duane McLaughlin, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000 (Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Depositary shares
Warrants(3)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.
(3)	Separate consideration may or may not be received for securities that are issuable on exercise of other securities.

PROSPECTUS

New Media Investment Group Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	shares of our common stock;
•	shares of our preferred stock;
•	depositary shares; and
•	warrants to purchase equity securities.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NEWM.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Unless otherwise provided in the applicable prospectus supplement, in the event that we offer common stock or preferred stock to the public, we will simultaneously grant to FIG LLC (our “Manager”) or an affiliate of our Manager an option to purchase shares of our common stock equal to 10% of the aggregate number of shares being offered in such offering at an exercise price per share equal to the price per share paid by the public or other ultimate purchaser in the offering.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2018.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference in this prospectus and any accompanying prospectus supplement and the additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference” before you make your investment decision.

All references to “we,” “our,” “us,” “the Company” and “New Media” in this prospectus mean New Media Investment Group Inc. and its consolidated subsidiaries, except where it is made clear that the term means only the parent company.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents that New Media files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through NYSE, 11 Wall Street, New York, New York 10005, on which our common stock is listed.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that we file separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede information contained in or previously incorporated by reference into this prospectus. The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this prospectus or the registration statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:

•	Annual Report on Form 10-K for the year ended December 31, 2017, as filed on February 28, 2018 (the “2017 Form 10-K”);
•	The portions of our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, filed on April 13, 2017, which were incorporated by reference in our Annual Report on Form 10-K for the year ended December 25, 2016; and
•	The section entitled “Description of Our Capital Stock” set forth in our Registration Statement on Form S-1/A, filed on January 13, 2015.

You can request a copy of these filings at no cost, by writing or calling us at the following address:

New Media Investment Group Inc.
1345 Avenue of the Americas, 45th Floor
New York, New York, 10105
Attn: Investor Relations
Telephone: (212) 479-3160

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any prospectus supplement contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “plan,” “target,” “project,” “estimate,” “overestimate,” “underestimate,” “believe,” “aim,” “could,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, liquidity or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A in our 2017 Form 10-K, which is incorporated by reference herein (as such risk factors may be updated from time to time in our public filings), factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	general economic and market conditions;
•	economic conditions in the Northeast, Southeast and Midwest regions of the United States;
•	declining advertising and circulation revenues;
•	our ability to grow our digital marketing and business services and digital audience and advertiser base;
•	the growing shift within the publishing industry from traditional print media to digital forms of publication;
•	our ability to grow our business organically through both our consumer and small to medium size business strategies;
•	our ability to acquire local media print assets at attractive valuations;
•	the risk that we may not realize the anticipated benefits of our recent or potential future acquisitions;
•	the availability and cost of capital for future investments;
•	our indebtedness may restrict our operations and / or require us to dedicate a portion of cash flow from operations to the payment of principal and interest;
•	our ability to pay dividends consistent with prior practice or at all;
•	our ability to reduce costs and expenses;
•	our ability to realize the benefits of the Management Agreement (as defined below);
•	the impact of any material transactions with the Manager (as defined below) or one of its affiliates, including the impact of any actual, potential or perceived conflicts of interest;
•	effects of the recently completed merger of Fortress Investment Group LLC with affiliates of SoftBank Group Corp.;
•	the competitive environment in which we operate; and
•	our ability to recruit and retain key personnel.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

We encourage you to read this prospectus, any prospectus supplement and the documents incorporated by reference in their entireties. In evaluating forward-looking statements, you should consider the discussion regarding risks and uncertainties under “Risk Factors” in this prospectus and in our reports filed with the SEC. We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

NEW MEDIA INVESTMENT GROUP INC.

Our Company

New Media is a company that owns, operates and invests in high-quality local media assets. We have a particular focus on owning and acquiring strong local media assets in small to mid-size markets. With our collection of assets, we focus on two large business categories: consumers and small to medium-sized businesses (“SMBs”). Our portfolio of media assets as of December 31, 2017 spans across 569 markets and 38 states. Our media products include 678 community print publications, 569 websites and two yellow page directories. As of December 31, 2017, we reach over 22 million people per week and serve over 215,000 business customers. We are externally managed and advised by FIG LLC (our “Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”) pursuant to a management agreement.

We believe that our focus on owning and operating leading local-content-oriented media properties in small to mid-size markets puts us in a position to better execute on our strategy. We believe that being the leading provider of local news and information in the markets in which we operate, and distributing that content across multiple print and digital platforms, gives us an opportunity to grow our audiences and reach. Further, we believe our strong local media brands and our market presence gives us the opportunity to expand our advertising and lead generation products with local business customers.

For our SMB category, we focus on leveraging our strong local media brands, our in-market sales force and our high consumer penetration rates with a variety of technology oriented products and services that solve acute pain points for SMBs. Central to this business strategy is our wholly-owned subsidiary UpCurve, Inc. (“UpCurve”). UpCurve provides two broad categories of services: ThriveHive, previously known as Propel Marketing, which provides marketing services for every SMB regardless of size, and UpCurve Cloud which offers cloud-based products with expert migration, integration, and support. ThriveHive is designed to offer a complete set of turn-key digital marketing and business services to SMBs that provide transparent results to the business owners.

New Media was formed as a Delaware corporation on June 18, 2013. New Media was capitalized and issued 1,000 common shares to Newcastle Investment Corp. (“Newcastle”). Newcastle owned approximately 84.6% of New Media until February 13, 2014, upon which date Newcastle distributed the shares that it held in New Media to its stockholders on a pro rata basis.

Our executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105 and our telephone number is (212) 479-3160. Our web address is http://www.newmediainv.com. The information on or otherwise accessible through our web site does not constitute a part of this prospectus and is not incorporated by reference into this prospectus or any other report or document we file with or furnish to the SEC

Our Manager

We are managed by FIG LLC, an affiliate of Fortress Investment Group LLC (“Fortress”), pursuant to the terms of the Amended and Restated Management and Advisory Agreement, dated as of March 6, 2015 (as amended, the “Management Agreement”), between us and our Manager.

We are able to draw upon the long-standing expertise and resources of Fortress, a global investment management firm.

Pursuant to the Management Agreement, the Manager manages the operations of the Company. The Management Agreement requires the Manager to manage the Company’s business affairs subject to the supervision of the Company’s Board of Directors (the “Board”). The Management Agreement had an initial three-year term and will be automatically renewed for one-year terms thereafter unless terminated either by the Company or the Manager. The Manager is (a) entitled to receive from the Company a management fee, (b) eligible to receive incentive compensation that is based on the Company’s performance and (c) eligible to receive options to purchase our common stock upon the successful completion of an offering of shares of our common stock or any shares of preferred stock in an amount equal to 10% of the shares sold in such offering and with an exercise price equal to the price per share paid by the public or other ultimate purchaser in the offering.

On December 27, 2017, SoftBank Group Corp. (“SoftBank”) announced that it completed its previously announced acquisition of Fortress (the “SoftBank Merger”). Following the SoftBank Merger, Fortress is operating within SoftBank as an independent business headquartered in New York.

RISK FACTORS

Investing in our securities involves risk. See the “Risk Factors” section in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of certain factors that you should consider before investing in our securities. See “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares and warrants that we or selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not describe every aspect of our common stock and is subject, and is qualified in its entirety by reference, to all the provisions of our amended and restated certificate of incorporation and all the provisions of our amended and restated bylaws.

Authorized Capitalization

Our authorized capital stock, as of April 1, 2018, consists of (1) 2,000,000,000 shares of common stock, par value $0.01 per share, of which 53,390,913 shares were outstanding and (2) 300,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.

Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our Board out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.

Preferred Stock

Our Board has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our Board determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.

Registration Rights Agreement with Omega

The Company entered into a registration rights agreement (the “Omega Registration Rights Agreement”) with Omega Advisors, Inc. and its affiliates (collectively, “Omega”). Under the terms of the Omega Registration Rights Agreement, upon request by Omega, the Company is required to use commercially reasonable efforts to file a resale shelf registration statement providing for the registration and sale on a continuous or delayed basis by Omega of its New Media common stock acquired pursuant to the reorganization plan of GateHouse Media,

LLC, formerly known as GateHouse Media, Inc., the operations of which the Company assumed control on November 26, 2013 (the “Registrable Securities”) (the “Shelf Registration”), subject to customary exceptions and limitations. Omega is entitled to initiate up to three offerings or sales with respect to some or all of the Registrable Securities pursuant to the Shelf Registration.

Omega may only exercise its right to request Shelf Registrations if Registrable Securities to be sold pursuant to such Shelf Registration are at least 3% of our then outstanding common stock. This description is a summary and is subject to, and qualified in its entirety by, the provisions of the Omega Registration Rights Agreement filed as Exhibit 4.3 to the registration statement of which this prospectus forms a part.

Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval, except to the extent such approval is required by law or the listing requirements of NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law (the “DGCL”), as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation provides for a staggered Board consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. We believe that classification of our Board helps to assure the continuity and stability of our business strategies and policies as determined by our Board. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interests. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders then issued and outstanding.

Pursuant to our amended and restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the Board is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “Description of Preferred Stock” below.

Ability of our Stockholders to Act

Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders’ meetings. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise permitted or required by law.

Our amended and restated bylaws provide that nominations of persons for election to our Board may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our Board or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our Board, (b) otherwise properly brought before the annual meeting by or at the direction of our Board, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Forum Selection Clause

Under our amended and restated certificate of incorporation, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL, as amended from time to time.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•	the Fortress Stockholders have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;
•	if the Fortress Stockholders or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to present, communicate or offer such corporate opportunity to us, our stockholders or affiliates;
•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•	in the event that any of our directors and officers who is also a director, officer or employee of any of the Fortress Stockholders acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if any of the Fortress Stockholders pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is American Stock Transfer and Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “NEWM.”

DESCRIPTION OF PREFERRED STOCK

Authorized Capitalization

Our authorized capital stock, as of April 1, 2018 consists of (1) 2,000,000,000 shares of common stock, par value $0.01 per share, of which 53,390,913 shares were outstanding and (2) 300,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

Preferred Stock

The board of directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the number of shares included in each such series and such voting powers (if any) of the shares of such series, and such designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with our amended and restated certificate of incorporation or any amendment thereto, and as may be permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

We will include in a related prospectus supplement the terms of any series of preferred stock being offered. These terms will include some or all of the following:

•	the title of the series and the number of shares in the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;
•	the price per share at which the preferred stock will be offered;
•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;
•	the voting rights, if any, of the holders of shares of the preferred stock being offered;
•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•	the liquidation preference per share;
•	whether and the extent to which the series will be guaranteed;
•	any listing of the preferred stock being offered on any securities exchange;
•	whether interests in the shares of the series will be represented by depositary shares;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;
•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and
•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable. We are not required by the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws to seek stockholder approval prior to any issuance of authorized but unissued stock and our Board does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of NYSE. As of the date of this prospectus, our Board had not established any series of preferred stock, and no shares of our preferred stock are outstanding.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of preferred stock, rather than shares of preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the U.S.) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock. The shares of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. In addition to this summary and the relevant prospectus supplement, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity securities and is not entitled to any payments on any equity securities issuable upon exercise of the warrants.

PLAN OF DISTRIBUTION

We or the selling securityholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•	sell securities short and redeliver such shares to close out our short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions other than on an exchange or in the over-the-counter market, or in combination.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

In addition to selling its common stock under this prospectus, a selling securityholder may:

•	transfer its securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its securities by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR
NON-US HOLDERS OF OUR COMMON STOCK

The following is a discussion of certain U.S. federal income and estate tax considerations generally applicable to the ownership and disposition of our common stock by Non-U.S. Holders. This summary does not address United States federal income tax considerations that may be relevant to persons considering the purchase of the preferred shares, depositary shares, or warrants covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of preferred shares, depositary shares, or warrants, please refer to the accompanying prospectus supplement.

For purposes of this section, a “Non-U.S. Holder” means a beneficial owner of our common stock that is a nonresident alien individual, a foreign corporation, and any other person that is not subject to U.S. federal income tax on a net income basis in respect of such common stock.

This discussion deals only with common stock held as a capital asset by Non-U.S. Holders who acquire common stock covered by this Prospectus. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including persons that will hold our common stock in connection with a U.S. trade or business or a U.S. permanent establishment, certain former citizens or residents of the United States, and any person that is a “controlled foreign corporation,” a “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes, or is otherwise subject to special treatment under the Internal Revenue Code of 1986 (the “Code”), a non-U.S. person who is an individual present in the United States for 183 days or more within a taxable year, or non-U.S. Holders that have held, directly or indirectly, at any time during the five-year period ending on the date of the disposition, more than 5% of our common stock. This section does not address any other U.S. federal tax considerations (such as gift tax) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the purchase, ownership and disposition of our common stock in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.

Furthermore, this discussion is based upon on the Code, U.S. Treasury regulations, published administrative interpretations of the Internal Revenue Service (“IRS”), and judicial decisions, all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

Dividends

Any distributions of cash or property with respect to our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of a Non-U.S. Holder’s investment, up to such Non-U.S. Holder’s tax basis in our common stock. Any remaining excess will be treated as capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of our Common Stock.”

Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if a Non-U.S. Holder is eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to such Non-U.S. Holder, unless:

•	such Non-U.S. Holder has furnished to us or such other payor a valid IRS Form W-8BEN or Form W-8-BEN-E or other documentary evidence establishing its entitlement to the lower treaty rate with respect to such payments and the withholding agent does not have actual knowledge or reason to know to the contrary, and
•	in the case of actual or constructive dividends, if required by the Foreign Account Tax Compliance Act or any intergovernmental agreement enacted pursuant to that law, such Non-U.S. Holder or any entity through which it receives such dividends have provided the withholding agent with certain information with respect to its or the entity’s direct and indirect U.S. owners, and if such Non-U.S. Holder holds our common stock through a foreign financial institution, such institution has entered into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or has satisfied similar requirements under an intergovernmental agreement between the United States and another country, and the Non-U.S. Holder has provided any required information to the institution.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock.

Sale, Exchange or Other Taxable Disposition of our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of our common stock, unless we are or have been a United States real property holding corporation for federal income tax purposes. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

In the case of the sale or disposition of our common stock on or after January 1, 2019, a Non-U.S. Holder may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the requirements described in the last bullet point under “—Dividends” above are satisfied. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock and the potential for a refund or credit in the case of any withholding tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which Non-U.S. Holders reside under the provisions of an applicable income tax treaty.

A Non-U.S. Holder may be subject to backup withholding for dividends paid to it unless it certifies under penalty of perjury that it is a Non-U.S. Holder or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

U.S. Federal Estate Tax

Any common stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, as more particularly set forth in the applicable opinion.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of New Media Investment Group Inc. and subsidiaries (the “Company”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the registration statement. The Company’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	[1]
Legal Fees and Expenses		[2]
Accounting Fees and Expenses		[2]
Printing Expenses		[2]
Blue Sky Fees and Expenses		[2]
Transfer Agent and Registrar Fees and Expenses		[2]
Rating Agency Fees and Expenses		[2]
Miscellaneous		[2]
Total	$	[2]
[1]	Deferred in reliance on Rules 456(b) and 457(r) of the Securities Act, as amended.
[2]	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

The Company’s amended and restated certificate of incorporation states that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended. A director is also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the DGCL. To the maximum extent permitted under Section 145 of the DGCL, our amended and restated certificate of incorporation authorizes us to indemnify any and all persons whom we have the power to indemnify under the law.

Our amended and restated bylaws provide that the Company will indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, such indemnification is permitted only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Indemnification is authorized on a case-by-case basis by (1) our board of directors by a majority vote of disinterested directors, (2) a committee of the disinterested directors, (3) independent legal counsel in a written opinion if (1) and (2) are not available, or if disinterested directors so direct, or (4) the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

The Company has entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.   EXHIBITS.

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.

Item 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(8)	that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(9)	that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement, Common Stock.
1.2*	Form of Underwriting Agreement, Preferred Stock.
1.3*	Form of Underwriting Agreement, Depositary Shares.
1.4*	Form of Underwriting Agreement, Warrants.
2.1
Share Purchase Agreement, dated as of January 28, 2007, by and among SureWest Communications, as Seller, SureWest Directories and GateHouse Media, Inc., as Purchaser (incorporated herein by reference to Exhibit 2.1 to GateHouse Media, Inc.’s Current Report on Form 8-K, filed March 1, 2007).

2.2
Amended and Restated Asset Purchase Agreement, dated April 12, 2007, by and among Gannett Satellite Information Network, Inc., Gannett River States Publishing Corporation, Pacific and Southern Company, Inc., Federated Publications, Inc., Media West—GSI, Inc., Media West—GRS, Inc., as Sellers, and GateHouse Media Illinois Holdings, Inc., as Buyer, and GateHouse Media, Inc., as Buyer guarantor (incorporated herein by reference to Exhibit 2.1 to GateHouse Media, Inc’s Current Report on Form 8-K, filed May 8, 2007).

2.3
Asset Purchase Agreement, dated April 12, 2007, by and among Gannett Satellite Information Network, Inc., Media West—GSI, Inc., as Sellers, GateHouse Media Illinois Holdings, Inc., as Buyer, and GateHouse Media, Inc., as Buyer guarantor (incorporated herein by reference to Exhibit 2.2 to GateHouse Media, Inc’s Current Report on Form 8-K, filed May 8, 2007).

2.4
Stock Purchase Agreement dated as of June 28, 2013 by and among Dow Jones Ventures VII, Inc., Dow Jones Local Media Group, Inc., Newcastle Investment Corp. and Dow Jones & Company, Inc. (incorporated herein by reference to Exhibit 2.7 to New Media Investment Group Inc.’s Registration Statement on Form 10/A
(File No. 001-36097), filed November 8, 2013).

2.5
Debtors’ Joint Prepackaged Chapter 11 Plan (incorporated herein by reference to Exhibit 2.8 to New Media Investment Group Inc.’s Registration Statement on Form 10/A (File No. 001-36097), filed November 8, 2013).

2.6
Debtors’ Findings of Fact and Conclusions of Law and Order Approving Debtors’ Disclosure Statement For, and Confirming, Debtors’ Joint Prepackaged Chapter 11 Plan (incorporated herein by reference to Exhibit 2.9 to New Media Investment Group Inc.’s Registration Statement on Form 10/A (File No. 001-36097), filed November 8, 2013).

2.7***
Asset Purchase Agreement, dated as of July 22, 2014, among The Providence Journal Company, as Seller, and LMG Rhode Island Holdings, Inc., as Buyer (incorporated herein by reference to Exhibit 2.1 to New Media Investment Group Inc.’s Current Report on Form 8-K, filed September 3, 2014).

2.8***
Asset Purchase Agreement dated as of November 20, 2014, by and among Cummings Acquisition, Inc. and the sellers party thereto (incorporated by reference to Exhibit 2.1 to New Media Investment Group Inc.’s Current Report on Form 8-K, filed November 28, 2014).

2.9***
Amendment to the Asset Purchase Agreement, dated as of January 9, 2015, by and among Cummings Acquisition, Inc. and the sellers party thereto (incorporated herein by reference to Exhibit 2.2 to New Media Investment Group Inc.’s Current Report on Form 8-K, filed January 12, 2015).

2.10***
Asset Purchase Agreement dated as of February 19, 2015, by and among DB Acquisition, Inc. and the sellers party thereto (incorporated by reference to Exhibit 2.1 to New Media Investment Group Inc.’s Current Report on Form 8-K, filed February 23, 2015).

Exhibit No.	Description
2.11***
Asset Purchase Agreement dated as of June 3, 2015, by and among The Dispatch Printing Company, Consumer News Services, Inc., Dispatch Consumer Services, Inc., GateHouse Media Ohio Holdings II, Inc. and GateHouse Media Operating, LLC (incorporated herein by reference to Exhibit 2.1 to New Media Investment Group Inc.’s Current Report on Form 8-K, filed June 15, 2015).

2.12***
Amended and Restated Share Purchase Agreement effective as of December 10, 2015, by and among DB Acquisition, Inc., Las Vegas Review-Journal, Inc. (fka DB Nevada Holdings, Inc) and News + Media Capital Group LLC. (incorporated herein by reference to Exhibit 2.12 to New Media Investment Group Inc.'s Annual report on Form 10-K, filed February 25, 2016).

2.13***
Asset Purchase Agreement, dated as of August 9, 2017, by and among GateHouse Media, LLC, GateHouse Media Management Services, Inc., Morris Publishing Group, LLC, Athens Newspapers, LLC, Homer News, LLC, Log Cabin Democrat, LLC, Southeastern Newspapers Company, LLC, Southwestern Newspapers Company, L.P., The Sun Times, LLC and Morris Communications Company, LLC (incorporated herein by reference to Exhibit 2.1 to New Media Investment Group Inc.’s Quarterly Report on Form 10-Q, filed October 26, 2017).

4.1
Amended and Restated Certificate of Incorporation of New Media Investment Group Inc. (incorporated herein by reference to Exhibit 3.1 to New Media Investment Group Inc.’s Registration Statement on Form S-1/A (Registration No. 333-192736), filed January 15, 2014).

4.2
Amended and Restated Bylaws of New Media Investment Group Inc. (incorporated herein by reference to Exhibit 3.2 to New Media Investment Group Inc.’s Registration Statement on Form S-1/A (Registration No. 333-192736), filed January 15, 2014).

4.3
Form of Registration Rights Agreement between New Media Investment Group Inc. and Omega Advisors, Inc. (incorporated herein by reference to Exhibit 4.5 to New Media Investment Group Inc.’s Registration Statement on Form 10/A (File No. 001-36097), filed November 8, 2013).

4.4*	Form of Certificate of Designation of Preferred Stock
4.5*	Form of Certificate of New Media Investment Group Inc. Preferred Stock
4.6*	Form of Depository Share Agreement
4.7*	Form of Depository Certificate
4.8*	Form of Warrant Agreement
4.9*	Form of Warrant Certificate
5.1**	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to legality (included herewith).
23.1**	Consent of Cleary Gottlieb Steen & Hamilton (included in Exhibit 5.1).
23.2**	Consent of Ernst & Young LLP relating to the consolidated financial statements and schedule of New Media Investment Group Inc. (included herewith).
24.1**	Power of Attorney (included on signature page).
*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.
***	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. New Media hereby undertakes to supplementally furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 5, 2018.

NEW MEDIA INVESTMENT GROUP INC.

By:	/s/ Michael E. Reed
Michael E. Reed Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each officer and director of New Media Investment Group Inc. whose signature appears below constitutes and appoints Cameron D. MacDougall and Michael E. Reed, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 5, 2018.

/s/ Michael E. Reed	Chief Executive Officer and Director (Principal Executive Officer)
Michael E. Reed

/s/ Gregory W. Freiberg	Chief Financial Officer (Principal Financial Officer)
Gregory W. Freiberg

/s/ Wesley R. Edens	Chairman and Director
Wesley R. Edens

/s/ Kevin M. Sheehan	Director
Kevin M. Sheehan

/s/ Theodore P. Janulis	Director
Theodore P. Janulis

/s/ Laurence Tarica	Director
Laurence Tarica